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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Financial Industries Corporation of our report dated April 2, 2001 relating to the financial statements and financial statement schedules, which appear in InterContinental Life Corporation's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP

/s/ PRICEWATERHOUSECOOPERS LLP


Dallas, Texas
April 3, 2001